Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports First Quarter 2020 Results

Company Focused on Maintaining Employee Health and Well-Being, and Serving Clients, While Taking Decisive Action to Protect Its Long-Term Financial Health, and Position Quad for Post-Pandemic Success

SUSSEX, WI, May 5, 2020 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”) today reported results for its first quarter ended March 31, 2020.

Recent Highlights
•Developed and launched Quad’s Safe-at-Work Program to proactively protect employee health and well-being during the COVID-19 pandemic, as the Company continued to operate as an essential business.
•Delivered strong first quarter despite reduction in near-term client demand due to the COVID-19 pandemic.
•Swiftly implemented risk-mitigating efforts and cost reductions across the Company, which supported a $103 million increase in net cash provided by operating activities and a $116 million increase in Free Cash Flow compared to the first quarter of 2019.
•Reduced net debt by $49 million in the quarter and reduced the Debt Leverage Ratio to 3.0x as of March 31, 2020, net of excess cash.
•Maintained significant liquidity as of March 31, 2020, including $208 million of cash on hand and up to $636 million in unused capacity under Quad’s revolving credit agreement.
•Created new innovative solutions to help clients during these unprecedented times while maintaining quality and on-time delivery.

“Our first quarter performance exceeded our expectations until mid-March when we started to feel the initial disruption from COVID-19. Since then, we have seen a meaningful impact to customer demand in certain end markets, primarily in retail, as a result of the pandemic. As this unprecedented situation continues to evolve, our main priority is protecting our employees’ health and well-being, and serving our clients while also ensuring the financial health of the Company. We were able to deliver strong first quarter results, in part, by taking early and swift action to align our cost structure to lower volumes in certain product categories, thereby protecting our balance sheet, and preserving cash flow and liquidity. We have historically treated almost all costs as variable, and demonstrated our agility to react in real-time during the pandemic to reduce costs. We are focused on taking care of our employees through Quad’s Safe-at-Work Program and are continuing to monitor and respond to the ever-changing economic landscape,” said Joel Quadracci, Quad Chairman, President and CEO.

“Throughout this disruptive time we have leveraged our unique integrated marketing platform to better serve our clients,” Quadracci continued. “This includes innovative in-store marketing solutions that promote shopper safety through social distancing, and content creation and execution for clients who have had challenges staffing critical functions during the pandemic. I am proud of Quad’s ability to continue to quickly innovate new products, services and solutions for our clients – and for our employees – to help navigate the impacts of the pandemic. For example, to protect our employees at work, we began producing our own hand sanitizer and designed our own non-medical face masks, which are being mass-produced on our existing printing press equipment.”

Quadracci concluded: “We are currently planning for the reopening of the economy under multiple scenarios based on our clients’ advertising and marketing needs. We expect this to be a gradual ramp-up over time to a ‘new normal’ as the economy emerges from the pandemic. We believe our experience in managing significant change over the last decade has prepared us to be agile and decisive as needed, and I am confident in our leadership team’s ability to manage through the current economic disruption. Our Quad 3.0 strategy provides us with the right tools and platform to be stronger than we were prior to the pandemic, supported by our diverse product portfolio and the cash flow needed to continue to accelerate our long-term strategic transformation as a marketing solutions partner. In the meantime, I am extremely proud of our team’s ability to come together, and act quickly and decisively to navigate this unprecedented period in history, all while maintaining employee safety and delivering high quality and innovative products.”

Summary Results
Results for the three months ended March 31, 2020, included:
•Net Sales (excluding discontinued operations) — Net sales were $823 million in 2020, down 14.4% from 2019. Organic sales declined 13.3% during the quarter, after excluding the impact of the sale of the Omaha packaging plant. The organic results reflect ongoing print industry volume and pricing pressures, including the initial impact from COVID-19 pandemic, and a negative 0.4% impact from foreign exchange.
•Net Loss From Continuing Operations — Excluding the results from discontinued operations, net loss from continuing operations was $9 million in 2020, or $0.17 diluted loss per share, as compared to net loss from continuing operations of $13 million in 2019, or $0.25 diluted loss per share.
•Adjusted EBITDA (excluding discontinued operations) — Adjusted EBITDA was $75 million in 2020, as compared to $78 million in 2019, while Adjusted EBITDA margin improved to 9.2% in 2020, as compared to 8.2% in 2019. The variance in Adjusted EBITDA to prior year primarily reflects the impact from the organic sales decline of 13.3%, a $9 million decrease in print profits from the reduction in market price for paper byproduct recoveries, a $4 million increase in hourly production wages due to strategic investments made to increase starting wages, partially offset by a $9 million net non-cash benefit from a change in vacation policy, an $8 million reduction in worker’s compensation reserves from improved production safety initiatives, and savings from other cost reduction initiatives.
•Net Cash Provided by Operating Activities — Net cash provided by operating activities increased by $103 million and was $45 million in 2020, as compared to net cash used in operating activities of $58 million in 2019, primarily due to improvements in working capital.
•Free Cash Flow — Free Cash Flow increased by $116 million and was $16 million in 2020, as compared to negative $101 million in 2019, primarily due to improvements in working capital and a $16 million decrease in capital expenditures. As a reminder, the Company generates the majority of its Free Cash Flow in the fourth quarter of the year.

Dave Honan, Executive Vice President and CFO, concluded: “In the midst of this pandemic, we responded quickly with multiple cost reduction and cash conservation efforts to deliver strong first quarter operating and cash performance, including the generation of $16 million of Free Cash Flow and lowering our Debt Leverage Ratio to 3.0x, net of excess cash. We have significant liquidity and no material maturities in our debt capital structure until May of 2022, which allows us to have significant financial flexibility to adapt to the uncertain economic impacts of the COVID-19 pandemic.”

Quarterly Conference Call
Quad will hold a conference call at 10 a.m. ET on Wednesday, May 6, to discuss first quarter 2020 results.

Participants can pre-register for the webcast by navigating to http://dpregister.com/10143254. Participants will be given a unique PIN to gain immediate access to the call on May 6, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants without internet access may dial in on the day of the call as follows:

•U.S. Toll-Free: 1-877-328-5508
•International Toll: 1-412-317-5424

An audio replay of the call will be posted on the Investors section of Quad’s website shortly after the conference call ends. In addition, telephone playback will also be available until June 6, 2020, accessible as follows:

•U.S. Toll-Free: 1-877-344-7529
•International Toll: 1-412-317-0088
•Replay Access Code: 10143254

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the uncertain negative impacts the coronavirus (COVID-19) will have on the Company’s business, financial condition, cash flows, results of operations and supply chain, as well as the global economy in general; the impact of decreasing demand for printed materials and significant overcapacity in the highly competitive environment creates downward pricing pressures and potential underutilization of assets; the impact of digital media and similar technological changes, including digital substitution by consumers; the impact of fluctuations in costs (including labor and labor- related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts COVID-19 may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of increased business complexity as a result of the Company’s transformation to a marketing solutions partner; the failure to successfully identify, manage, complete and integrate acquisitions and other significant transactions, as well as the successful identification and execution of strategic divestitures; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of changing future economic conditions; the fragility and decline in overall distribution channels, including newspaper distribution channels; the impact of changes in postal rates, service levels or regulations; the failure to attract and retain qualified talent across the enterprise; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; significant capital expenditures may be needed to maintain the Company’s platforms and processes and to remain technologically and economically competitive; the impact of risks associated with the operations outside of the United States, including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and intangible assets; the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. Adjusted EBITDA is defined as net earnings (loss) attributable to Quad common shareholders excluding interest expense, income tax expense (benefit), depreciation and amortization, restructuring, impairment and transaction-related charges, (loss) earnings from discontinued operations, net of tax, net pension income, employee stock ownership plan contributions, loss (gain) on debt extinguishment, equity in (earnings) loss of unconsolidated entity, the Adjusted EBITDA for unconsolidated equity method investments (calculated in a consistent manner with the calculation for Quad) and net earnings (loss) attributable to noncontrolling interests. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, plus LSC-related payments primarily related to incremental interest payments associated with the 2019 amended debt refinancing and transaction-related costs. Debt Leverage Ratio is defined as total debt and finance lease obligations divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings (Loss) Per Share is defined as earnings (loss) from continuing operations before income taxes and equity in (earnings) loss of unconsolidated entity excluding restructuring, impairment and transaction-related charges, employee stock ownership plan contributions, loss (gain) on debt extinguishment, and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these Non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad
Quad (NYSE: QUAD) is a worldwide marketing solutions partner dedicated to creating a better way for its clients through a data-driven, integrated marketing platform that helps reduce complexity, increase efficiency and enhance marketing spend effectiveness. Quad provides its clients with unmatched scale for client on-site services and expanded subject expertise in marketing strategy, creative solutions, media deployment (which includes a strong foundation in print) and marketing management services. With a client-centric approach that drives its expanded offering, combined with leading-edge technology and single-source simplicity, Quad has the resources and knowledge to help a wide variety of clients in multiple vertical industries, including retail, financial/insurance, healthcare, consumer packaged goods, publishing and direct-to-consumer. Quad has multiple locations throughout North America, South America and Europe, and strategic partnerships in Asia and other parts of the world. For additional information visit www.Quad.com.

Investor Relations Contact
Kyle Egan
Director of Investor Relations and Assistant Treasurer, Quad
414-566-2482
kegan@quad.com

Media Contact
Claire Ho
Director of Corporate Communications, Quad
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2020 and 2019
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2020	2019
Net sales	$822.5	$961.0
Cost of sales	647.7	788.3
Selling, general and administrative expenses	99.6	94.5
Depreciation and amortization	47.4	54.2
Restructuring, impairment and transaction-related charges	22.8	7.6
Total operating expenses	817.5	944.6
Operating income from continuing operations	5.0	16.4
Interest expense	18.1	21.8
Net pension income	(2.7)	(1.5)
(Gain) loss on debt extinguishment	(0.6)	15.9
Loss from continuing operations before income taxes and equity in loss of unconsolidated entity	(9.8)	(19.8)
Income tax benefit	(1.2)	(7.2)
Loss from continuing operations before equity in loss of unconsolidated entity	(8.6)	(12.6)
Equity in loss of unconsolidated entity	—	0.1
Net loss from continuing operations	(8.6)	(12.7)
Loss from discontinued operations, net of tax	(3.8)	(10.1)
Net loss	(12.4)	(22.8)
Less: net loss attributable to noncontrolling interests	—	(0.3)
Net loss attributable to Quad common shareholders	$(12.4)	$(22.5)

Loss per share attributable to Quad common shareholders
Basic and diluted:
Continuing operations	$(0.17)	$(0.25)
Discontinued operations	(0.08)	(0.20)
Basic and diluted loss per share attributable to Quad common shareholders	$(0.25)	$(0.45)

Weighted average number of common shares outstanding
Basic and diluted	50.5	49.6

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2020 and December 31, 2019
(in millions)
(UNAUDITED)

	March 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$207.8	$78.7
Receivables, less allowance for credit losses	401.8	456.1
Inventories	188.9	210.5
Prepaid expenses and other current assets	66.8	109.0
Current assets of discontinued operations	52.3	56.6
Total current assets	917.6	910.9
Property, plant and equipment—net	1,006.7	1,036.5
Operating lease right-of-use assets—net	91.5	97.9
Goodwill	103.0	103.0
Other intangible assets—net	131.9	137.2
Equity method investment in unconsolidated entity	2.8	3.6
Other long-term assets	115.1	127.5
Long-term assets of discontinued operations	—	0.5
Total assets	$2,368.6	$2,417.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$418.4	$416.7
Other current liabilities	229.6	303.0
Short-term debt and current portion of long-term debt	44.1	40.0
Current portion of finance lease obligations	5.7	7.7
Current portion of operating lease obligations	29.0	30.2
Current liabilities of discontinued operations	13.9	15.8
Total current liabilities	740.7	813.4
Long-term debt	1,137.8	1,058.5
Finance lease obligations	4.9	6.0
Operating lease obligations	65.0	70.4
Deferred income taxes	3.2	2.8
Other long-term liabilities	220.1	221.1
Long-term liabilities of discontinued operations	0.6	0.6
Total liabilities	2,172.3	2,172.8

Shareholders’ equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	830.7	847.4
Treasury stock, at cost	(12.7)	(31.5)
Accumulated deficit	(450.1)	(423.5)
Accumulated other comprehensive loss	(190.8)	(167.2)
Quad’s shareholders’ equity	178.5	226.6
Noncontrolling interests	17.8	17.7
Total shareholders’ equity and noncontrolling interests	196.3	244.3
Total liabilities and shareholders’ equity	$2,368.6	$2,417.1

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2020 and 2019
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2020	2019
OPERATING ACTIVITIES
Net loss	$(12.4)	$(22.8)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	47.4	59.2
Impairment charges	3.8	1.7
(Gain) loss on debt extinguishment	(0.6)	15.9
Stock-based compensation	2.8	5.0
Gain from property insurance claims	—	(0.8)
Loss on the sale of a business	2.9	—
Gain on the sale or disposal of property, plant and equipment	(0.8)	(3.0)
Deferred income taxes	12.6	(10.7)
Other non-cash adjustments to net loss	0.6	1.2
Changes in operating assets and liabilities—net of acquisitions	(11.6)	(104.3)
Net cash provided by (used in) operating activities	44.7	(58.6)
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(29.0)	(45.3)
Proceeds from the sale of property, plant and equipment	3.6	7.8
Proceeds from the sale of business	41.3	—
Proceeds from property insurance claims	—	0.3
Acquisition of businesses—net of cash acquired	(1.6)	(121.0)
Net cash provided by (used in) investing activities	14.3	(158.2)
FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	—	490.4
Payments of long-term debt	(43.9)	(534.3)
Payments of finance lease obligations	(3.1)	(1.6)
Borrowings on revolving credit facilities	204.8	1,239.3
Payments on revolving credit facilities	(76.7)	(990.1)
Payments of debt issuance costs and financing fees	—	(20.2)
Equity awards redeemed to pay employees’ tax obligations	(1.0)	(6.6)
Payment of cash dividends	(9.5)	(19.2)
Other financing activities	0.1	—
Net cash provided by financing activities	70.7	157.7

Effect of exchange rates on cash and cash equivalents	(0.6)	—
Net increase (decrease) in cash and cash equivalents	129.1	(59.1)
Cash and cash equivalents at beginning of period	78.7	69.5
Cash and cash equivalents at end of period	$207.8	$10.4

The Condensed Consolidated Statements of Cash Flows include the cash flows related to the United States Book business for all periods presented.

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months Ended March 31, 2020 and 2019
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss) from Continuing Operations	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended March 31, 2020
United States Print and Related Services	$736.6	$16.3	$20.8
International	85.9	0.3	1.3
Total operating segments	822.5	16.6	22.1
Corporate	—	(11.6)	0.7
Total	$822.5	$5.0	$22.8

Three months ended March 31, 2019
United States Print and Related Services	$855.0	$29.3	$4.5
International	106.0	1.9	1.6
Total operating segments	961.0	31.2	6.1
Corporate	—	(14.8)	1.5
Total	$961.0	$16.4	$7.6
______________________________
(1)Restructuring, impairment and transaction-related charges are included within operating income (loss) from continuing operations.

The segment information contained in the above table does not include the operating results related to the United States Book business.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended March 31, 2020 and 2019
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended March 31,
	2020	2019
Net loss attributable to Quad common shareholders	$(12.4)	$(22.5)
Interest expense	18.1	21.8
Income tax benefit	(1.2)	(7.2)
Depreciation and amortization	47.4	54.2
EBITDA (Non-GAAP)	$51.9	$46.3
EBITDA Margin (Non-GAAP)	6.3%	4.8%

Restructuring, impairment and transaction-related charges (1)	22.8	7.6
Loss from discontinued operations, net of tax (2)	3.8	10.1
Net pension income (3)	(2.7)	(1.5)
(Gain) loss on debt extinguishment (4)	(0.6)	15.9
Other (5)	0.2	—
Adjusted EBITDA (Non-GAAP)	$75.4	$78.4
Adjusted EBITDA Margin (Non-GAAP)	9.2%	8.2%
______________________________
(1)Operating results from continuing operations for the three months ended March 31, 2020 and 2019, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended March 31,
	2020	2019
Employee termination charges (a)	$12.6	$4.3
Impairment charges (b)	2.5	1.7
Transaction-related charges (c)	0.5	1.5
Integration costs (d)	0.7	0.8
Other restructuring charges (income) (e)	6.5	(0.7)
Restructuring, impairment and transaction-related charges	$22.8	$7.6
______________________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of gains on the sale of facilities and businesses. Gains included in other restructuring charges (income) were $0.8 million and $3.5 million during the three months ended March 31, 2020 and 2019, respectively.
(2)Loss from discontinued operations, net of tax, includes the results of operations for the Company’s United States Book business. During the third quarter of 2019, the Company made the decision to sell its United States Book business. Accordingly, the Company has applied discontinued operations treatment for the intended sale of its Book business in all periods presented, as required by United States GAAP.
(3)As required by United States GAAP, pension components other than service cost are required to be excluded from operating income. The Company has also excluded pension income from the calculation of Adjusted EBITDA, which is reflected in all periods presented.

(4)The $0.6 million gain on debt extinguishment recorded during the three months ended March 31, 2020, primarily relates to the repurchase of the Company’s unsecured 7.0% senior notes due May 1, 2022. The $15.9 million loss on debt extinguishment recorded during the three months ended March 31, 2019, relates to the third amendment to the Company’s April 28, 2014 Senior Secured Credit Facility, completed on January 31, 2019.
(5)Other includes the following items: (a) the equity in (earnings) loss of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad; and (c) the net earnings (loss) attributable to noncontrolling interests, which is the portion of the net earnings (loss) not owned by Quad for an investment where Quad has a controlling financial interest.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Three Months Ended March 31, 2020 and 2019
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2020	2019
Net cash provided by (used in) operating activities	$44.7	$(58.6)

Less: purchases of property, plant and equipment	(29.0)	(45.3)
Plus: LSC-related payments (1)	—	3.3

Free Cash Flow (Non-GAAP)	$15.7	$(100.6)
______________________________
(1)LSC-related payments include transaction-related costs associated with the proposed, but now terminated, acquisition of LSC and incremental interest payments associated with the 2019 amended debt refinancing.

The above calculation of Free Cash Flow includes the cash flows related to the United States Book business for all periods presented.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of March 31, 2020 and December 31, 2019
(in millions, except ratio)
(UNAUDITED)

	March 31, 2020		December 31, 2019
Total debt and finance lease obligations on the condensed consolidated balance sheets (1)	$1,192.5		$1,112.2

Divided by: trailing twelve months Adjusted EBITDA (Non-GAAP) (2)	$331.9		$334.9

Debt Leverage Ratio (Non-GAAP)	3.59	x	3.32	x

Debt Leverage Ratio—net of excess cash (Non-GAAP) (3)	3.00	x	3.12	x
______________________________
(1)Total debt and finance lease obligations on the condensed consolidated balance sheets exclude finance lease obligations related to the United States Book business.
(2)The calculation of Adjusted EBITDA for the trailing twelve months ended March 31, 2020, and December 31, 2019, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Three Months Ended
	December 31, 2019 (a)	March 31, 2020	March 31, 2019	March 31, 2020
Net loss attributable to Quad common shareholders	$(156.3)	$(12.4)	$(22.5)	$(146.2)
Interest expense	90.0	18.1	21.8	86.3
Income tax benefit	(24.4)	(1.2)	(7.2)	(18.4)
Depreciation and amortization	209.5	47.4	54.2	202.7
EBITDA (Non-GAAP)	$118.8	$51.9	$46.3	$124.4
Restructuring, impairment and transaction-related charges	89.4	22.8	7.6	104.6
Loss from discontinued operations, net of tax	100.6	3.8	10.1	94.3
Net pension income	(6.0)	(2.7)	(1.5)	(7.2)
(Gain) loss on debt extinguishment	30.5	(0.6)	15.9	14.0
Other (b)	1.6	0.2	—	1.8
Adjusted EBITDA (Non-GAAP)	$334.9	$75.4	$78.4	$331.9
______________________________
(a)Financial information for the year ended December 31, 2019, is included as reported in the Company’s 2019 Annual Report on Form 10-K filed with the SEC on February 19, 2020.
(b)Other is comprised of equity in (earnings) loss of unconsolidated entity, Adjusted EBITDA for unconsolidated equity method investments and net earnings (loss) attributable to noncontrolling interests.
(3)The Company had $208 million and $79 million in cash and cash equivalents at March 31, 2020, and December 31, 2019, respectively. Based on the Company’s typical year-end cash balance of approximately $10 million, Quad had $198 million and $69 million of excess cash at March 31, 2020, and December 31, 2019, respectively. If the excess cash was used to further pay down debt, the Debt Leverage Ratio would have been 3.00x and 3.12x at March 31, 2020, and December 31, 2019, respectively.
In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS
For the Three Months Ended March 31, 2020 and 2019
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2020	2019
Loss from continuing operations before income taxes and equity in loss of unconsolidated entity	$(9.8)	$(19.8)

Restructuring, impairment and transaction-related charges	22.8	7.6
(Gain) loss on debt extinguishment	(0.6)	15.9
Adjusted net earnings from continuing operations, before income taxes (Non-GAAP)	12.4	3.7

Income tax expense at 25% normalized tax rate	3.1	0.9
Adjusted net earnings from continuing operations (Non-GAAP)	$9.3	$2.8

Basic weighted average number of common shares outstanding	50.5	49.6
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	0.6	1.1
Diluted weighted average number of common shares outstanding (Non-GAAP)	51.1	50.7

Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.18	$0.06

Diluted loss per share from continuing operations (GAAP)	$(0.17)	$(0.25)
Restructuring, impairment and transaction-related charges per share	0.44	0.15
(Gain) loss on debt extinguishment per share	(0.01)	0.31
Income tax benefit from condensed consolidated statement of operations per share	(0.02)	(0.14)
Income tax expense at 25% normalized tax rate per share	(0.06)	(0.01)
Other items from condensed consolidated statement of operations per share (2)	—	—
Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.18	$0.06
______________________________
(1)Adjusted diluted earnings per share from continuing operations excludes the following: (i) the results of operations for the United States Book business; (ii) restructuring, impairment and transaction-related charges; (iii) (gain) loss on debt extinguishment; (iv) discrete income tax items; (v) equity in loss of unconsolidated entity; and (vi) net loss attributable to noncontrolling interests.
(2)Other items from condensed consolidated statement of operations per share is comprised of the diluted loss per share impacts of equity in loss of unconsolidated entity and net loss attributable to noncontrolling interests.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.